Exhibit 12

K&L│GATES

Kirkpatrick & Lockhart Preston Gates Ellis LLP
1601 K Street NW
Washington, DC 20006-1600
T 202.778.9000   www.klgates.com

March 14, 2008

Eaton Vance Mutual Funds Trust
255 State Street
Boston, MA 02109

Eaton Vance Prime Rate Reserves
255 State Street
Boston, MA 02109

EV Classic Senior Floating-Rate Fund
255 State Street
Boston, MA 02109

Eaton Vance Institutional Senior Floating-Rate Fund
255 State Street
Boston, MA 02109

Eaton Vance Advisers Senior Floating-Rate Fund
255 State Street
Boston, MA 02109

Ladies and Gentlemen:

          Eaton Vance Mutual Funds Trust, a Massachusetts business trust (“Trust”), on behalf of its series Eaton Vance Floating-Rate Advantage Fund (the “Acquiring Fund”), Eaton Vance Prime Rate Reserves, a Massachusetts business trust (“Prime Rate Reserves”), EV Classic Senior Floating-Rate Fund, a Massachusetts business trust (“Classic Senior Floating-Rate Fund”), Eaton Vance Institutional Senior Floating-Rate Fund, a Massachusetts business trust (“Institutional Senior Floating-Rate Fund”) and Eaton Vance Advisers Senior Floating-Rate Fund, a Massachusetts business trust (“Advisers Senior Floating-Rate Fund” and together with Prime Rate Reserves, Classic Senior Floating-Rate Fund and Institutional Senior Floating-Rate Fund, the “Acquired Funds,” and each an “Acquired Fund”), have requested our opinion as to certain federal income tax consequences of transactions (the “Reorganizations” and each a “Reorganization”) in which the Acquiring Fund will acquire all of the assets and assume all of the liabilities of the Acquired Funds in exchange solely for shares of beneficial interest in the Acquiring Fund (“Acquiring Fund Shares”) pursuant to an Agreement and Plan of Reorganization (“Plan”) entered into by the Trust, on behalf of the Acquiring Fund, and the Acquired Funds on August 6, 2007. (Each of the Acquired Funds and the Trust is sometimes referred to herein as an “Investment Company,” and each of the Acquired Funds and the Acquiring Fund is sometimes referred to herein as a “Fund.”)

K&L│GATES

Eaton Vance Mutual Funds Trust
Eaton Vance Prime Rate Reserves
EV Classic Senior Floating-Rate Fund
Eaton Vance Institutional Senior Floating-Rate Fund
Eaton Vance Advisers Senior Floating-Rate Fund
March 14, 2008

       In rendering this opinion, we have examined the Registration Statement describing the Reorganizations, the Plan, the currently effective prospectus and statement of additional information of the Acquired Funds and the Acquiring Fund, and such other documents as we have deemed necessary. We have also relied, with your consent, on representations of officers of the Investment Companies.

OPINION

       Based solely on the facts and representations set forth in the reviewed documents and the representations of officers of the Investment Companies, and conditioned on (i) those representations’ being true on the closing date of the Reorganizations and (ii) the Reorganizations’ being consummated in accordance with the Plan (without the waiver or modification of any terms or conditions thereof), our opinion with respect to the federal income tax consequences of the Reorganizations is as follows.

       1.   The Reorganization involving the Acquiring Fund and Prime Rate Reserves will be a reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (“Code”), and Prime Rate Reserves and the Acquiring Fund will each be a party to a Reorganization under section 368(b) of the Code.

       2.   Each Reorganization involving the Acquiring Fund and an Acquired Fund other than Prime Rate Reserves will be a reorganization under section 368(a)(1)(C) of the Code, and each such Acquired Fund and the Acquiring Fund will each be a party to a Reorganization under section 368(b) of the Code.

       3.   No gain or loss will be recognized by an Acquired Fund upon the transfer of all of its assets to, and the assumption of all of its liabilities by, the Acquiring Fund in exchange solely for Acquiring Fund Shares, followed by the distribution of those Acquiring Fund Shares to the Acquired Fund shareholders in liquidation of the Acquired Fund.

       4.   No gain or loss will be recognized by the Acquiring Fund on the receipt of an Acquired Fund's assets and the assumption of its liabilities in exchange solely for the Acquiring Fund Shares.

K&L│GATES

Eaton Vance Mutual Funds Trust
Eaton Vance Prime Rate Reserves
EV Classic Senior Floating-Rate Fund
Eaton Vance Institutional Senior Floating-Rate Fund
Eaton Vance Advisers Senior Floating-Rate Fund
March 14, 2008

       5.   The basis of an Acquired Fund's assets in the hands of the Acquiring Fund will be the same as the basis of such assets in the Acquired Fund's hands immediately prior to the Reorganization.

       6.   The Acquiring Fund's holding period in the assets to be received from an Acquired Fund will include the Acquired Fund's holding period in such assets (except where the Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period).

       7.   An Acquired Fund’s shareholders will recognize no gain or loss on the exchange of their shares of beneficial interest in the Acquired Fund (“Acquired Fund Shares”) for Acquiring Fund Shares in the Reorganization.

       8.   An Acquired Fund’s shareholders’ aggregate basis in the Acquiring Fund Shares to be received by them will be the same as their aggregate basis in the Acquired Fund Shares to be surrendered in exchange therefor.

       9.   The holding period of the Acquiring Fund Shares to be received by an Acquired Fund’s shareholders will include the holding period of the Acquired Fund Shares to be surrendered in exchange therefor, provided those Acquired Fund Shares were held as capital assets on the date of the Reorganization.

       Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganizations on any Fund or any shareholder thereof with respect to any transferred asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

       The foregoing opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the regulations thereunder, case law precedent, and the Internal Revenue Service (“Service”) pronouncements in existence at the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion after the date hereof with respect to any such change or modification. Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance

K&L│GATES

Eaton Vance Mutual Funds Trust
Eaton Vance Prime Rate Reserves
EV Classic Senior Floating-Rate Fund
Eaton Vance Institutional Senior Floating-Rate Fund
Eaton Vance Advisers Senior Floating-Rate Fund
March 14, 2008

thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

       Our opinion addresses only the specific federal income tax consequences of the Reorganizations set forth above and does not address any other federal, or any state, local, or foreign, tax consequences of the Reorganizations or any other action (including any taken in connection therewith). Our opinion also applies only to the extent each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if any Fund is insolvent. Finally, our opinion is solely for the addressees’ information and use and may not be relied on for any purpose by any other person without our express written consent.

       We hereby consent to this opinion accompanying the Registration Statement when it is filed with the Securities and Exchange Commission and to the reference to our firm in the Registration Statement.

Very truly yours, /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP